                                                                   EXHIBIT 99.01


                 CONSENT OF A PERSON ABOUT TO BECOME A DIRECTOR

        The undersigned hereby consents to becoming a director of VERITAS Holding Corporation. The undersigned also consents to the use of his name in the VERITAS Software Corporation Registration Statement on Form S-4.


                                                   /s/ MARK LESLIE
Date:  March 31, 1999                   ----------------------------------------
                                                          Mark Leslie